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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cardinal Financial Corporation:

        We consent to the incorporation by reference in the registration statement No. 333-157183 on Form S-3 and the registration statements (Nos. 333-106694, 333-111672, 333-111673, 333-127395, 333-134923 and 333-134934) on Form S-8 of Cardinal Financial Corporation of our report dated March 14, 2011, with respect to the consolidated statements of condition of Cardinal Financial Corporation as of December 31, 2010 and 2009, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which appears in the December 31, 2010 annual report on Form 10-K of Cardinal Financial Corporation.

KPMG LLP

McLean, Virginia
March 14, 2011

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm